UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 5, 2011

SOUTHWEST GAS CORPORATION
(Exact name of registrant as specified in its charter)

California	1-7850	88-0085720
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

5241 Spring Mountain Road
Post Office Box 98510
Las Vegas, Nevada		89193-8510
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (702) 876-7237

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                                Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders of Southwest Gas Corporation (the “Company”) was held on May 5, 2011.  Holders of approximately 40 million shares of common stock were represented in person or by proxy.  Matters voted upon and the final results of the voting were as follows:

Proposal 1.  The vote on the election of eleven (11) directors to serve a one-year term until the next Annual Meeting (or until their successors are qualified and elected) was as follows:
			Broker
Name	For	Withheld	Non-votes

Robert L. Boughner	35,087,887	746,861	4,408,205
Thomas E. Chestnut	35,531,156	303,591	4,408,205
Stephen C. Comer	35,095,639	739,108	4,408,205
LeRoy C. Hanneman, Jr.	35,094,206	740,541	4,408,205
Michael O. Maffie	35,360,134	474,613	4,408,205
Anne L. Mariucci	35,526,379	308,369	4,408,205
Michael J. Melarkey	35,079,406	755,341	4,408,205
Jeffrey W. Shaw	35,522,349	312,398	4,408,205
A. Randall Thoman	35,510,790	323,957	4,408,205
Thomas A. Thomas	32,058,191	3,776,556	4,408,205
Terrence L. Wright	35,015,889	818,858	4,408,205

Proposal 2.  The vote to approve, on an advisory basis, the Company’s executive compensation was as follows:

			Broker
For	Against	Abstain	Non-votes

31,217,772	1,427,471	3,189,504	4,408,205

Proposal 3.  The vote to select, on an advisory basis, the frequency of future advisory votes on the Company’s executive compensation was as follows:

				Broker
1 Year	2 Years	3 Years	Abstain	Non-votes

21,888,372	6,644,833	3,954,974	3,346,568	4,408,205

Proposal 4.  The vote on the proposal to ratify the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for fiscal year 2011 was as follows:

For	Against	Abstain

39,625,511	282,052	335,389

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST GAS CORPORATION

Date: May 9, 2011
/s/ GREGORY J. PETERSON
Gregory J. Peterson
Vice President/Controller and
Chief Accounting Officer